Exhibit 10.22
AMENDMENT TO SENIOR SUBORDINATED NOTE
THIS AMENDMENT (this “Agreement”), dated as of this 30th day of March, 2007 by and between ACROSS AMERICA REAL ESTATE CORP., a Colorado corporation, having an office at 700 Seventeenth Street, Suite 1200, Denver, Colorado 80202 (“Maker”) and GDBA INVESTMENTS, LLLP, a Colorado limited liability limited partnership, having an office at 1440 Blake Street, Denver, Colorado 80202 (“Holder”).
WITNESSETH:
WHEREAS, Maker has executed and delivered to Holder a Senior Subordinated Note dated September 28, 2006 (the “Note”) to evidence Maker’s indebtedness to Holder in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00); and
WHEREAS, Maker and Holder wish to further subordinate the Note to a credit facility to be extended to Maker by United Western Bank and otherwise modify certain terms and provisions of the Note;
NOW, THEREFORE, in consideration of the premises set forth herein above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby mutually and expressly understand and agree as follows:
1. Definitions. The definition of the term “Senior Debt” appearing in Section 5, entitled “Definitions,” of the Note is hereby amended in its entirety to read as follows:
“Senior Debt” means all indebtedness, obligations and other liabilities of the Company to (i) Vectra Bank Colorado, national association, pursuant to that certain First Amendment to Credit Agreement dated August 3, 2006, as amended, (ii) United Western Bank (“UWB”) pursuant to that certain Credit Agreement dated March 30, 2007 between UWB and Maker, as the same may be amended, modified, restated or extended from time to time, and any other indebtness in replacement or subordination to Vectra Bank or United Western Bank as may be approved by Holder in writing from time to time.
2. Subordination. The words “principal and” appearing in line ten of Section 2, entitled “Subordination,” of the Note are hereby deleted.
3. Representations and Warranties. Maker hereby represents and warrants, and Holder hereby acknowledges and agrees, that (a) no default has occurred under the Note, (b) except as provided herein, the Note has not been modified or amended, and (c) the execution and delivery of this Agreement has been duly authorized by all necessary action of the parties hereto.

4. Ratification. Except as modified by this Agreement, all of the terms of the Note are ratified and reaffirmed and remain in full force and effect.
5. Inurement. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.
6. Governing Law. The terms and conditions of this Agreement shall be governed by the applicable laws of the State of Colorado.
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IN WITNESS WHEREOF the parties hereto have each caused this Agreement to be executed by their respective duly authorized representatives, as of the day and year first above written.

MAKER:

ACROSS AMERICA REAL ESTATE CORP., a Colorado corporation

By:	/s/ James W. Creamer III

	Name:	James W. Creamer III

	Title:	Chief Financial Officer

HOLDER:

GDBA INVESTMENTS, LLLP, a Colorado limited liability limited partnership

By:	/s/ G. Brent Backman

	Name:	G. Brent Backman

	Title:	Partner

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